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                                                           Rowles & Company, LLP
                                                    Certified Public Accountants

                                 March 20, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

  Rowles & Company, LLP was previously the principal auditors for Annapolis National Bancorp, Inc. for the years ended December 31, 1999, 1998 and 1997.

  We were advised by telephone on March 16, 2000, that our services as independent auditors were being terminated.

  We have read the Company's Statements included in Form 8-K, dated March 16, 2000 and agree with the statement included in Item 4.


                                            Very truly yours,


                                            /s/ Rowles & Company, LLP
                                            ----------------------------
                                            Rowles & Company, LLP

R&C:sla



         101 E. Chesapeake Avenue, Suite 300, Baltimore, Maryland 21286
                        410-583-6990   FAX 410-583-7061


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